Exhibit 10.2
EXECUTION COPY
[EDUCATIONCITY LETTERHEAD]
Matthew Drakard
Top Cottage
Stamford Road
Barnsdale, Rutland
LE15 8AB
February 28, 2011
Dear Matthew
Agreement to variation of employment agreement dated 9 June 2010 between Mr Matthew Drakard (the “Executive”) and EducationCity Limited (the “Company”, together with the Executive, the “Parties”) (the “Employment Agreement”)
The Executive has notified the Company that he intends to cease his employment with the Company on 31 December 2011 (the “Termination Date”). It has been agreed between the Parties that the Employment Agreement shall be amended, as follows:
1	In clause 2.2 (Notice) the words “until terminated by either party giving to the other not less than 12 months’ previous notice in writing” shall be deleted and replaced with the following words “until 31 December 2011 when the Executive’s employment shall terminate without the need for further notice from either party”.

2	Clause 3.4 (Garden Leave) shall be deleted.

3	In clause 3.7 (Place of Work) immediately following the words “The Executive’s principal places of work shall be at Units 8 & 9 Saddlers Court, Oakham, Rutland,”, the words “or alternatively from 1 March 2011, the Executive’s home address,” shall be inserted.

4	Clause 4.1 (Hours of Work) shall be deleted and replaced with the following:
“4.1	Subject always to clause 4.2 below:
4.1.1	with effect from 1 March 2011 and up to and including 30 June 2011, the Executive’s normal working hours shall be 8.30 a.m. to 5.00 p.m. for three days each week, such days to be agreed with the Company; and

4.1.2	with effect from 1 July 2011, the Executive’s normal working hours shall be 8.30 a.m. to 5.00 p.m. for one day each week, such days to be agreed with the Company, in each period specified in 4.1.1 and 4.1.2 above, the Executive agrees that from time to time he will work such additional hours as are necessary for the proper performance of his duties and acknowledges that he shall not receive further remuneration in respect of such additional hours.

4.2	The Executive agrees that he will be reasonably available to assist the Board with urgent issue discussions or emergencies at any time.”
5	Clause 4.2 shall be renumbered clause 4.3.

6	Clause 6.4 (Stock Options) shall be deleted.

7	Clause 6.5 shall be renumbered clause 6.4.

8	Clause 10 (Holidays) shall be amended as follows:
8.1	Clause 10.1 shall be deleted and replaced as follows:
“10.1	The Executive will be entitled (in addition to the usual public and bank holidays in England and Wales, or days in lieu where the Company requires the Executive to work on a public holiday) to:
10.1.1	5 days’ holiday on full pay during the period from 1 January 2011 to 28 February 2011, to be taken at reasonable times subject to the CEO’s reasonable discretion; and

10.1.1	6 days’ holiday on full pay during the period from 1 March 2011 to 30 June 2011, to be taken at reasonable times subject to the CEO’s reasonable discretion; and

10.1.2	3 days’ holiday on full pay during the period from 1 July 2011 to 31 December 2011 to be taken at reasonable times subject to the CEO’s reasonable discretion.”
8.2	In clause 10.2 the words “1/260 of the fixed annual salary” shall be replaced by:
“10.2.1	1/156 of the fixed annual salary during the period from 1 March 2011 to 30 June 2011; and

10.2.1	1/52 of the fixed annual salary during the period from 1 July 2011 to 31 December 2011,”
8.3	In clause 10.3 the words “During any notice period pursuant to clause 3.4, the CEO may require the Executive to take any outstanding holiday entitlement.” shall be deleted.

8.4	In clause 10.3.3 the words “1/260 of the fixed annual salary” shall be replaced by:
“(a)	1/156 of the fixed annual salary during the period from 1 March 2011 to 30 June 2011; and

(b)	1/52 of the fixed annual salary during the period from 1 July 2011 to 31 December 2011.”

9	Clause 12 (relating to payment in lieu of notice) shall be amended as follows:
9.1	The text of clause 12.2 shall be deleted in its entirety and replaced with: “Intentionally Omitted.”

9.2	In clause 12.3 the word “clauses” shall be replaced with “clause” and the words “and 12.2” shall be deleted.

9.3	In clause 12.5 the word “clauses” shall be replaced with “clause” and the words “12.2 or” shall be deleted.

9.4	In clause 12.11 the words “he shall not be obliged to serve his notice period and” shall be deleted.
10	In the definition of “Relevant Period” in Schedule 2 (Protection of Business Interests), the words “less any period during which the Executive has not been provided with work pursuant to clause 3.4 of this Agreement” shall be deleted.
All other terms of the Employment Agreement shall remain unaffected and shall continue in full force and effect.
Capitalised terms defined in the Employment Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.
This Deed may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.
This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

Signed on March 3, 2011

EXECUTED as a DEED and	)
delivered by a duly	)
authorised signatory of	)
EDUCATIONCITY LIMITED	)	/s/ Mark Dubrow
in the presence of:	)

Witness name: /s/ Stacy Tanner

Address: 3232 Mckinney Avenue, Suite 400, Dallas, TX 75204

Occupation: SEC Reporting Manager, Archipelago Learning, Inc.

EXECUTED as a DEED and	)
delivered by	)
MATTHEW DRAKARD	)	/s/ Matthew Drakard
in the presence of:	)

Witness name: /s/ Phil Barb

Address: OLD TIMBERS, CHURCH STREET, WASEBY, NORTHAMPTON, NNG GDA

Occupation: CHARTERED ACCOUNTANT
[SIGNATURE PAGE — DEED OF VARIATION TO SERVICE AGREEMENT — MATTHEW DRAKARD]